UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 29, 2016 (March 23, 2016)

New Mountain Finance Corporation
(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
787 7th Avenue, 48th Floor, New York, NY 10019
(Address of principal executive offices)
Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 23, 2016, New Mountain Finance Corporation (the “Company”) entered into a Commitment Increase Agreement (the “Commitment Agreement”) related to the Company’s existing senior secured revolving credit facility maturing on June 4, 2019 provided by Goldman Sachs Bank USA as the Administrative Agent and Issuing Bank and Goldman Sachs Bank USA, Morgan Stanley Bank, N.A. and Stifel Bank & Trust as Lenders (the “NMFC Credit Facility”).  The Commitment Agreement increases the total commitments under the NMFC Credit Facility from $95 million to $110 million from existing lenders in accordance with the accordion feature of the NMFC Credit Facility.

The description above is only a summary of the material provisions of the Commitment Agreement to the NMFC Credit Facility and is qualified in its entirety by reference to the copy of the Commitment Agreement which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(a)         Not applicable.
(b)         Not applicable.
(c)         Not applicable.
(d)         Exhibits.

Exhibit No.

10.1
Commitment Increase Agreement, dated March 23, 2016, to the Senior Secured Revolving Credit Agreement dated June 4, 2014, by and among New Mountain Finance Corporation, as Borrower, and Goldman Sachs Bank USA, as Administrative Agent and Issuing Bank.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

Date: March 29, 2016	By:	/s/ Karrie J. Jerry
		Name:	Karrie J. Jerry
		Title:	Corporate Secretary